Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENTERPRISE FINANCIAL SERVICES CORP", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF APRIL, A.D. 2007, AT 4:42 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2463600 8100

070484548

AUTHENTICATION: 5629553

DATE: 04-27-07